Exhibit 10.14

SUBLEASE

THIS SUBLEASE is made this 28th day of July, 2000 by and between ePeople, a Delaware corporation, formerly known as NoWonder, a Delaware corporation, as “Sublandlord”, and NetLogic Microsystems, Inc., a Delaware corporation, as “Subtenant.”

RECITALS

A: Mission West Properties, L.P.I., a Delaware limited partnership (“Master Lessor”), as landlord, and Sublandlord, as tenant, entered into a lease agreement (the “Master Lease”) dated February 22, 2000, respecting the office building (the “Building”) located at 450 National Avenue, Mountain View, California, consisting of approximately 34,949 rentable square feet (the “Premises”), as more particularly described in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit “A”. Any capitalized terms used in this Sublease but not defined herein shall have the meanings attributed to them in the Master Lease.

B. Sublandlord now desires to sublease that portion of the Premises consisting of approximately 8,607 rentable square feet (the “Sublease Premises”), as more particularly described in Exhibit “B” attached hereto, to Subtenant and Subtenant desires to sublease the Sublease Premises from Sublandlord on the terms and conditions set forth hereinbelow.

AGREEMENT

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual covenants set forth hereinbelow, the parties agree as follows:

1. Sublease Premises. Sublandlord hereby subleases the Sublease Premises to Subtenant and Subtenant subleases the Sublease Premises from Sublandlord subject to all of the terms and conditions set forth in this Sublease.

2. Term.

(a) The term of this Sublease (“Sublease Term”) shall commence on the later of (i) August 15, 2000, or (ii) the date Master Lessor consents in writing to this Sublease (the “Commencement Date”). Subject to Paragraph 2(b) hereof, the Sublease Term shall expire on February 28, 2002 (the “Termination Date”) unless sooner terminated pursuant to the provisions hereof. If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability to Subtenant, nor shall such failure affect the validity of the Sublease or the obligations of Subtenant hereunder, but in such event, Subtenant shall not be obligated to pay Rent for the Sublease Premises until possession thereof is tendered to Subtenant.

(b) Subject to the terms and conditions hereof, Subtenant shall have two options (the “Options”) to extend the Sublease Term for ninety (90) days each (collectively, the

“Extensions”) provided Subtenant is not in default in the performance of any of the terms and conditions of this Sublease on the date of delivery of notice exercising the Options or on the date that the Extension is to commence. Subtenant shall exercise each Option, if at all, no later than ninety (90) days prior to expiration of the Sublease Term, as may have previously been extended, by delivering written notice (the “Exercise Notice”) of such election to Sublandlord. Subtenant’s Options to extend the Sublease Term shall be upon all of the terms and conditions of this Sublease except that Base Rent shall be modified as set forth in Paragraph 3(a) hereof, and except as otherwise provided in this Sublease. The Options shall be personal to Net Logic Micro Systems and may not be exercised by any sub-subtenant or assignee of Subtenant or by Subtenant in the event of any further sublease or assignment with respect to the Sublease Premises.

3. Rent.

(a) Monthly Base Rent and Payment for Improvements. Subtenant shall pay to Sublandlord monthly base rent (“Monthly Base Rent”) for the Sublease Premises in the amount of Twenty-five Thousand Eight Hundred Twenty-one Dollars ($25,821) per month for each month of the Sublease Term. Upon execution of this Sublease, Tenant shall also pay the sum of Six Hundred Fifty Thousand Dollars ($650,000) to Sublandlord as a payment for improvements made to the Premises by Sublandlord, to be paid as Three Hundred Twenty Five Thousand Dollars ($325,000) upon execution hereof by both parties under section 3 (c), and the balance paid in nine (9) equal monthly installments of Forty Thousand Seven Hundred Eighty Eight Dollars and Eighty Eight Cents ($40,788.88) starting on June 1,2001. Monthly Base Rent during any Extension shall be Twenty-five Thousand Eight Hundred Twenty-one Dollars ($25,821), plus Thirty-nine Thousand Eight Hundred Forty and 41/100 Dollars ($39,840.41) per month for the improvements previously made to the Sublease Premises by Sublandlord.

(b) Additional Rent. In addition to Monthly Base Rent, Subtenant shall pay to Sublandlord during the Sublease Term as additional rent (“Additional Rent”) Subtenant’s proportionate share (“Subtenant’s Share”) of (i) all sums of additional rent and expenses due and payable by Sublandlord under the Master Lease including, but not limited to, Common Area Charges, and (ii) any other costs, charges, reimbursements or legal fees that Subtenant is obligated to pay or reimburse to Sublandlord pursuant to this Sublease. Subtenant’s Share shall be twenty-four and sixty one-hundredths percent (24.60%).

(c) Payment of Rent. All amounts of Monthly Base Rent and Additional Rent (collectively, “Rent”) payable hereunder shall be paid without deduction, offset, prior notice or demand in lawful money of the United States of America to Sublandlord at the address set forth in Paragraph 17 below or at such other address as may be designated in writing. Monthly Base Rent hereunder shall be payable in advance on the first day of each and every calendar month of the Sublease Term hereof, starting on the Commencement Date. Rent for any period which is less than a full month shall be prorated based upon the number of days in said month. Rent due for the first month of the Sublease Term, together with the payment to be made for improvements to the Sublease Premises in accordance with Paragraph 3 (a), shall be paid upon execution hereof by both parties. Any Additional Rent not payable monthly under the Master Lease shall be paid by Subtenant to Sublandlord within five (5) days after written demand therefor from Sublandlord.

(d) Interest and Late Charges. Any amount due to Sublandlord that is not paid within five (5) days of the date when due shall bear interest at a rate of fifteen percent (15%) per annum, but not in excess of the maximum rate allowed by law. In addition, if any amount due under this Sublease is not paid within ten (10) days of the date it is due, Subtenant shall pay a late charge to Sublandlord of five percent (5%) of the amount due. Payment of such late charge shall not excuse a default by Subtenant under this Sublease.

4. Security Deposit.

(a) Upon the execution of this Sublease, Subtenant shall deliver to Sublandlord a deposit (“Security Deposit”) in the amount of Seventy-seven Thousand Four Hundred Sixty- three Dollars ($77,463), unless Master Lessor shall agree in writing satisfactory to Sublandlord that in the event of any monetary default under the terms of this Sublease by Subtenant, Master Lessor will forego collecting Rent under the Master Lease to the extent of any losses incurred by Sublandlord under this Sublease. If Subtenant defaults with respect to any provision of this Sublease beyond applicable notice and cure periods, Sublandlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any other amount which Sublandlord may spend by reason of Subtenant’s default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the such funds. The Security Deposit or any balance thereof not used by Sublandlord shall be returned to Subtenant (or at Sublandlord’s option, to the last assignee of Subtenant’s interest hereunder) at the expiration of the Sublease Term and after Subtenant has fully vacated the Sublease Premises in accordance with the terms of this Sublease.

5. Utilities and Services. Subtenant shall be entitled to utilities and services pursuant to the provisions of the Master Lease and shall pay for such utilities and services directly when due if separately metered or Subtenant’s Share as Additional Rent within five (5) days of written demand by Subtenant if Master Lessor invoices Sublandlord therefor.

6. Condition of Sublease Premises. Sublessor shall deliver the Premises to Sublessee with the exterior, roof, parking area, walkways, interior structure (including men’s and women’s restrooms), all mechanical equipment, HVAC, fire and life safety equipment, plumbing and electrical distribution in very good working condition and in compliance with all codes and regulations, including Americans with Disabilities Act (ADA). Subtenant shall notify Sublandlord in writing of any portion of the Premises which Subtenant reasonably determines is not in conformance with the foregoing standard within thirty (30) days from the Commencement Date. Except as provided in the immediately foregoing sentence, the Sublease Premises shall be delivered to Subtenant in their then existing “AS IS” condition. Sublandlord shall not be responsible for making any tenant improvements to the Sublease Premises under this Sublease. Sublandlord makes no representations or warranties as to the condition or suitability of the Sublease Premises for Subtenant’s intended use or that the Sublease Premises are in compliance with any law, statute, ordinance or other governmental rule, regulation or requirement, except as provided hereinabove (collectively, “Laws”). Notwithstanding any provision of this Sublease or the Master Lease to the contrary, Sublandlord shall have no responsibility to improve the Sublease Premises or bring the Sublease Premises into compliance with any Laws, except as provided hereinabove.

7. Use. Subtenant shall use or permit the Sublease Premises to be used solely for general office purposes and for no other purpose whatsoever without the prior written consent of Sublandlord and Master Lessor. Subtenant shall not permit the Sublease Premises or any party thereof to be used for any purpose or use in violation of Laws, except as provided hereinabove.

8. Maintenance and Repair. Subtenant shall, at all times during the Sublease Term and at its sole cost and expense, keep and maintain the Sublease Premises in good order, condition and repair pursuant to the terms and conditions of the Mater Lease including, but not limited to, Section 5 therein. Subtenant shall, at its sole cost and expense, repair all damage to the Sublease Premises caused by the activities of Subtenant, its employees, invitees or contractors promptly following written notice from Sublandlord or Master Lessor to repair such damages. If Subtenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Paragraph 8 within a reasonable period of time following written notice from Sublandlord to do so, then Sublandlord may, at its election and without waiving any other remedy it may otherwise have under this Sublease or at law, perform such maintenance or make such repairs and charge to Subtenant, as Additional Rent, the costs so incurred by Sublandlord for same.

9. Alterations. Subtenant shall be responsible at Subtenant’s sole cost and expense, for all restoration obligations pursuant to the terms and conditions of the Master Lease including, but not limited to Section 2.1 therein, with respect to Alterations made to the Sublease Premises. In the event Subtenant makes any such Alterations, Subtenant shall seek the consent of Sublandlord and comply with all other applicable terms and conditions of the Master Lease.

10. Surrender of Sublease Premises. On expiration or sooner termination of the Sublease Term, Subtenant shall be responsible for surrendering the Sublease Premises pursuant to the terms of the Master Lease and the Sublease Premises shall be in good condition and repair. Subtenant shall fully remove all Alterations made to the Sublease Premises by Sublandlord or Subtenant and all of Subtenant’s personal property and shall fully vacate the Sublease Premises on the Termination Date or sooner termination of the Sublease Term.

11. Incorporation of Master Lease.

(a) Subject to Master Lease: Subtenant’s Obligations. This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease. Except for those provisions of the Master Lease excluded by Paragraph 1 1(b) below, Subtenant covenants and agrees that all obligations of Sublandlord as “Tenant” under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises on and after the Commencement Date. Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any of the terms or conditions of the Master Lease. If Subtenant fails to pay any sum of money to Sublandlord, or fails, within any applicable cure period, to perform any other obligation hereunder, then Sublandlord may, but shall not be required to, make such payment or perform such act. All such sums paid and all costs and expenses of performing any such act shall be deemed Additional Rent payable by Subtenant to Sublandlord pursuant to Paragraph 3 of this Sublease.

(b) Incorporation. Except to the extent contrary to the terms of this Sublease or as otherwise provided herein, all the terms and conditions contained in the Master Lease are hereby incorporated as terms and conditions of this Sublease (with each reference in the Master Lease to “Landlord”, “Tenant” and “Premises” to be deemed to refer to “Sublandlord”, “Subtenant” and “Sublease Premises”, respectively, hereunder), and along with all of the provisions set forth herein, shall be the complete terms and conditions of this Sublease. Notwithstanding the foregoing incorporation of the Master Lease, the following provisions thereof are hereby excluded from this Sublease: all of the terms of the Lease contained on Pages 1 and 2 thereof, except the paragraphs entitled “Use”, “ Common Area Changes” and “Quiet Enjoyment”, Sections 1,2.0,2.1.1,2.1.2, the first sentence of Section 2.1, Section 31 to the extent the dollar sum referenced therein exceeds Subtenant’s Share, and 35.

(c) Sublandlord’s Obligations. Notwithstanding the foregoing incorporation of the Master Lease, Sublandlord shall not be responsible for the performance of any of the obligations of Master Lessor under the Master Lease including, but not limited to, the furnishing of any maintenance, repair, replacement or other services to be performed or furnished by Master Lessor under the Master Lease and Subtenant agrees to look solely to Master Lessor for the performance of such obligations. Sublandlord shall not be liable to Subtenant for any failure by Landlord to perform its obligations or to furnish any services or utilities to be furnished by Landlord under the Master Lease. Subtenant shall not, under any circumstances, seek or require Sublandlord to perform any of the obligations of Master Lessor under the Master Lease, nor shall Subtenant make any claim upon Sublandlord for any damages with may arise by reason of Master Lessor’s default under the Master Lease unless such default is caused by Sublandlord. Any condition resulting from a default by Master Lessor under the Master Lease shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provide for in this Sublease, except to the extent Sublandlord receives an abatement in its rent under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that such payment is not the obligation of Subtenant hereunder.

(d) Enforcement of Master Lease. Subtenant at its sole cost and expense, may (but only to the extent applicable to the Sublease Premises) enforce against Master Lessor the rights given Sublandlord under the Master Lease in order to realize Subtenant’s rights under this Sublease, including rights of reasonable approval, rights of access, rights of repair and rights to abate rent; provided, however, that Subtenant may only abate Rent pursuant to this paragraph to the extent that Sublandlord may abate rent under the Master Lease. Sublandlord hereby assigns to Subtenant Sublandlord’s rights under the Master Lease to enforce provisions of the Master Lease against Master Lessor, but only to the extent that such rights apply to the Sublease Premises, reserving to Sublandlord a non-exclusive right to enforce the rights given Sublandlord under the Master Lease. Sublandlord agrees to join in any arbitration or lawsuit commenced by

Subtenant hereunder and agrees to use reasonable efforts to assist Subtenant in any such action, provided that Subtenant shall reimburse Sublandlord for reasonable out-of-pocket costs and expenses incurred by Sublandlord to provide such assistance including reasonable attorneys’ fees. Subtenant shall defend, protect, indemnify and hold Sublandlord harmless for any breach by Subtenant of the Master Lease, and shall indemnify, protect, defend and hold Sublandlord harmless in connection with any enforcement action under h s paragraph, except to the extent incurred as a result of Sublandlord’s negligence or willful misconduct.

12. Insurance. Subtenant agrees to carry the insurance coverage described in Section 6 of the Master Lease during the Sublease Term. Subtenant shall name Sublandlord and Master Lessor as additional insureds under the required insurance policies. Prior to its occupancy of the Sublease Premises, Subtenant shall deliver certificates of insurance evidencing the above to Sublandlord and Master Lessor.

13. Subtenant’s Indemnification. Except to the extent caused by Sublandlord’s negligence or willful misconduct, Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Sublandlord and hold harmless Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the use or occupancy by Subtenant (its agents, employees, contractors or invitees); or (ii) the condition of the Sublease Premises after the Commencement Date of this Sublease; or (iii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents, or invitees; or (iv) a breach of Subtenant’s obligations under this Sublease to the extent applicable to the Sublease Premises; or (v) a breach of Sublandlord’s obligations under the Master Lease that is caused by Subtenant’s breach of this Sublease; or (vi) any Hazardous Materials used, stored, released, disposed, generated or transported by Subtenant, its agents, employees, contractors or invitees in, on or about the Sublease Premises. Subtenant’s indemnification provided herein shall survive the termination of this Sublease.

14. Damage. Destruction and Condemnation. In the event of damage or destruction or condemnation, Subtenant shall have the right to terminate this Sublease pursuant to Section 19 of the Master Lease. Subtenant shall be entitled to an abatement of Rent in the event of damage or destruction or condemnation pursuant to Sections 19 and 2 1 of the Master Lease.

15. Assignment and Subletting. Subtenant shall not assign this Sublease or any of Subtenant’s rights hereunder, and shall not sub-sublet the Sublease Premises or any portion thereof, except with Sublandlord and Master Lessor’s prior written consent in conformance with the terms and conditions of the Master Lease, such prior written consent by Sublandlord shall not be unreasonably withheld. One hundred percent (100%) of any rent, monetary benefit or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto, as reduced by Subtenant’s brokerage costs in connection with such subletting or assignment and any tenant improvement allowance paid to any assignee and subtenant, shall be directly paid to Sublandlord as Additional Rent.

16. Consents. Wherever the consent of Master Lessor is required under the Master Lease, Subtenant shall obtain both the consent of Sublandlord and Master Lessor. Except as otherwise provided under the Master Lease or this Sublease, Sublandlord shall not unreasonably withhold, delay or condition its consent and shall reasonably cooperate with Subtenant in securing Master Lessor’s consent.

17. Notices. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant’s obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Master Lessor to Sublandlord, provided that Sublandlord promptly forwards the notice from Master Lessor. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice, including notices of default, received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Master Lessor or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same aTe received. Notices shall be sent to the attention of:

If to Sublandlord:	ePeople 450 National Avenue Mountain View CA 94043 Attn: Chief Financial Officer

If to Subtenant:	NetLogic Microsystems 450 National Avenue Mountain View, CA 94043 Attn: CEO

18. Signage. Subtenant agrees to comply with the terms and conditions of the Master Lease with respect to signage for the Sublease Premises.

19. Parking. Subtenant shall be entitled to make use of Subtenant’s Share of parking spaces available for the Premises provided in the Master Lease pursuant to the terms and conditions of therein.

20. Hazardous Materials. Subtenant shall not use, store, transport or dispose of any Hazardous Material in or about the Sublease Premises, except for normal quantities used in connection with office use. Without limiting the generality of the foregoing, Subtenant, at its sole cost, shall comply with all laws relating to Hazardous Materials. Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord and hold Sublandlord harmless from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys’ fees, consultants’ fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the release, disposal, discharge or emission of Hazardous Materials on or about the Sublease Premises during the Sublease by Subtenant or its agents, contractors, invitees or employees. For purposes of this Sublease, “Hazardous Materials” shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. Subtenant, its agents, employees, contractors, officers: directors, shareholders, successors or assigns (“Subtenant Parties”) shall not be responsible for, and Subtenant and the Subtenant Parties hereby are released from, any claim, remediation obligation, investigation obligation, monitoring obligation, removal obligation, liability, cause of action, penalty, attorneys’ fee, consultant’s cost, expense or damage owing or alleged to be owing with respect to any Hazardous Material present on or about the Sublease Premises, or the soil, groundwater or surface water thereof, as a result of the storage, disposal, me, or release of Hazardous Materials by Sublandlord, its agents, employees, contractors or invitees. -

21. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord, upon giving any required notice and subject to the right, Zany, of Subtenant to cure any such default within any applicable cure period, shall have available to it against Subtenant all of the remedies available to Master Lessor under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or at law.

22. Attorneys’ Fees. If either party commences an action or proceeding against the other party arising out of or in connection with this Sublease including, but not limited to, the enforcement of any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the prevailing party in such an action or proceeding shall be entitled to recover from the losing party reasonable attorneys’ fees and costs.

23. Quiet Enjoyment. As long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder, Sublandlord shall do nothing to affect Subtenant’s right to peaceably and quietly have, hold and enjoy the Sublease Premises.

24. Termination of Master Lease. In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease shall automatically terminate and be of no further force or effect. If the termination of the Master Lease (and resulting termination of this Sublease) occurs through no fault of Sublandlord, Sublandlord shall have no liability to Subtenant for the resultant termination of this Sublease.

25. Amendments of Master Lease. Sublandlord shall not cause or permit any amendment of the Master Lease during the Sublease Term that would affect Subtenant’s rights or obligations under this Sublease unless Subtenant first consents to any such amendment. Subtenant shall not unreasonably delay its consent or disapproval of any proposed amendment of the Master Lease, and shall consider any such amendment in good faith.

26. Brokers. Each party represents and warrants to the other that such party has not dealt with any broker or finder in connection with the negotiation or consummation of this Sublease other than Cornish & Carey (“Sublandlord’s Broker”) and Anne Klein of Cornish & Carey (“Subtenant’s Broker” and collectively with Sublandlord’s Broker, the “Brokers”).

Sublandlord shall pay the commission of Brokers in accordance with a separate agreement with Sublandlord’s Broker. Each party agrees to indemnify and defend the other, and hold it harmless, from and against any and all claims: damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by the other party as a result of any breach by such party or any of its representations, warranties or covenants in this paragraph. The parties do not intend to confer any right, remedy or benefit upon either of the Brokers by this paragraph or any other provision of this Sublease, and neither of the Brokers shall be a third party beneficiary of this Sublease or otherwise be entitled to enforce any right, obligation or remedy under this Sublease.

27. Time of the Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Sublease.

28. Governing Law. California law shall govern the construction and enforcement of this Sublease.

29. Interpretation of Sublease. Paragraph headings in this Sublease are included solely for ease of reference and shall not affect the construction of this Sublease. This Sublease shall be construed as if it had been prepared jointly by Sublandlord and Subtenant. Each exhibit referred to in this Sublease is an exhibit attached to this Sublease and is incorporated herein by reference. As used in this Sublease, the term “business day” means any day that is not a Saturday, Sunday or day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed, and the term “day” means a calendar day, whether or not a business day. If any portion of this Sublease shall be declared to be invalid, illegal or unenforceable by any court of competent jurisdiction, such portion shall be deemed severed from this Sublease and the remaining portions shall continue in full force and effect.

20. Entire Agreement: Amendments in Writing. There are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties except as set forth in this Sublease.

31. Corporate Authority. Each party executing this Sublease on behalf of Sublandlord and Subtenant represents and warrants to the other party that all necessary actions have been taken to duly authorize it to execute and deliver this Sublease on behalf of Sublandlord or Subtenant in accordance with the by-laws of Sublandlord or Subtenant, as the case may be, and that this Sublease is binding upon said party in accordance with its terms.

32. Conditions Precedent to Effectiveness. This Sublease shall not be effective unless and until the date on which this Sublease is executed by Subtenant and Sublandlord and consented to in writing by the Master Lessor, and Master Lessor’s mortgagee (if any), such consent(s) to be given within (30) days from the execution date this Sublease. SublandIord shall use good faith efforts to timely secure such consents, and Subtenant will reasonably cooperate in such efforts. In the event either the Master Lessor, or Master Lessor’s mortgagee (if any), does not consent to this Sublease within thirty (30) days from the execution date of this Sublease, then either party may terminate this Sublease by delivery of written notice to the other party. Upon any such termination, Sublandlord shall promptly refund to Subtenant, without interest, the advance Monthly Base Rent and any Security Deposit theretofore paid by Subtenant to Sublandlord (but Sublandlord shall not be obligated to reimburse the out-of-pocket costs incurred by Subtenant in connection with entering into this Sublease), whereupon neither party shall have any further rights against or obligations to the other party.

33. Counterparts. This Sublease may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first hereinabove set forth.

“SUBLANDLORD”

ePeople,
a Delaware corporation

By:	/s/ JONATHAN SPIRA

Its:	CFO

“SUBTENANT”

Netlogic Micosystems
a Delaware coporation

By:	/s/ RON JANKOV

PRESIDENT and CEO

EXHIBIT “A”

COPY OF MASTER LEASE

[To Be Attached]

STANDARD FORM LEASE

Parties: This Lease, executed in duplicate at Cupertino, California, on February 22, 2000, by and between Mission West Properties, L.P. I, a Delaware limited partnership, and NoWonder, Inc ., a California Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

Use: Witnesseth: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

Premises: The real property with appurtenances as shown on Exhibit A (the “Premises”) situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows:

The Premises includes 36,400 square feet of building, including all improvements thereto, as shown on Exhibit A.l including the right to use up to 127 unreserved parking spaces. The address for the Premises is 450 National Ave., Mountain View, California. Lessee’s pro-rata share of the Premises is 100%.

Term: The term shall be for sixty (60) months unless extended pursuant to Section 35 of this Lease (the “Lease Term”), commencing on the Commencement Date as defined in Section 1 and ending sixty (60) months thereafter.

Rent: Base rent shall be payable in monthly installments as follows:

	Base rent	Estimated CAC*		Total
Months 1 through 12	$94,640	$8,450	*	$103,090

Monthly base rent to increase by 4% on the annual anniversary of the Commencement Date each year during the Lease Term over the prior year’s rent.

* CAC charges to be adjusted per Common Area Charges Section below.

Base rent and CAC as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term “Rent,” as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month’s rent.

Security Deposit: Lessee shall deposit with Lessor the sum of Two Hundred Six Thousand One Hundred Eighty Dollars ($206,180) (the “Security Deposit”). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee’s failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease, Lessee shall deposit with Lessor the Security Deposit.

Common Area Charges: Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee’s pro-rata share of the total common area charges of the Premises as defined below (the common area charges for the Premises is referred to herein as (“CAC”)). Lessee shall pay to Lessor as Rent. on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided hereinbelow, the sum of Eight Thousand Four Hundred Fifty Dollars ($8.450), said sum representing Lessee’s estimated monthly payment of Lessee’s percentage share of CAC. It is understood and agreed that Lessee’s obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term. Upon execution of this Lease, Lessee shall deposit with Lessor the first month’s estimated CAC.

Lessee’s estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with Lessee’s estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of the calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred including capital reserves for the preceding year or other applicable period in the case of a termination year. If such statement shows that Lessee has paid less than its actual percentage, then Lessee shall on demand pay to Lessor the amount of such deficiency. If such statement shows that Lessee has paid more than its actual percentage, then Lessor shall, at its option, promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefor, and Lessee shall revise its monthly payments accordingly. Lessor’s and Lessee’s obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration.

As used in this Lease, CAC shall include but is not limited to: (i) items as specified in Sections 5(b), 6, 16 and 31; (ii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises: (iii) licenses. permits and inspection fees; (iv) all other costs incurred by Lessor in maintaining and operating the Premises; (v) all reserves for capital replacements of HVAC (vi) an amount equal to five percent (5%) of the aggregate of all CAC, as compensation for Lessor’s accounting and processing services(vii) Management Fee equal to One Percent (l%) of total rent including CAC. Lessee shall have the right to review the basis and computation analysis used to derive the CAC applicable to this Lease annually.

Late Charges: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor’s designee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder.

Quiet Enjoyment: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease. Lessee shall and may peaceably and quietly have hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder.

2.0, 2.1.1, 2.1.2

omitted per

sublease

It Is Further Mutually Agreed Between The Parties As Follows:

1. Possession: Possession shall be deemed tendered and the term shall commence on April 1, 2000.

2.0 Lessee Improvements: Notwithstanding the above, Lessor will provide One Hundred Sixty Three Thousand Eight Hundred Dollars ($163,800) included in base rent towards demolition and tenant improvement cost. In addition, Lessor will paint exterior of building and provide asphalt finish coat and new striping on asphalt.

2.1.1 Lessee Interior Improvements: The “Lessee Interior Improvements for Phase I” shall be defined as all work needed to complete the “as is” building shell and shall be constructed by independent contractors to be employed by and under the supervision of Lessee, in accordance with complete plans and specifications prepared by Lessee for submission to the City of Mountain View, complete with all mechanical and electrical design, reasonably approved by Lessor, and then to be attached hereto as Exhibit C

2.1.2 Lessee Interior Improvement Obligations: Lessee represents that the Lessee Improvements will be in operating order and repair, and comply with applicable law and all requirements for occupancy as of the date Lessee takes occupancy and opens for business. Lessee and Lessor agree to the following with respect to the Lessee Improvements:

(a) Lessee shall be responsible at its sole cost and expense for all work necessary to complete the Lessee Improvements, including but not limited to governmental and city fees, permits and approvals, engineering, design, construction, testing, and inspections. Lessor shall have no responsibility or liability for: (i) the Lessee Improvements, (ii) any delay of the Commencement Date or the date Lessee can take occupancy and open for business regardless of the reason, including without limitation delays caused by the City of Mountain View, delays in the design of the Lessee Improvements, construction delays, work stoppages and strikes, or delays caused by the shortage of materials, but excluding any delays caused by sole negligence or willful misconduct of Lessor and Lessor’s agents, (iii) Lessee’s obligation to commence paying Rent on the Commencement Date, (iv) claims asserted by Lessee or Lessee’s Agents based on the construction of the Lessee Improvements, and (v) any claims, responsibility, or liability Lessor may assume by signing for building permits for the Lessee Improvements.

(b) Lessee shall be responsible for ensuring the Lessee Improvements are completed in a good and workmanlike manner in compliance with all applicable statutes, rules, regulations, ordinances, and the City of Mountain View Building Department interpretations necessary for occupancy.

(c) Lessor and its designated representatives, shall at all reasonable times, upon reasonable prior notice and, at Lessee’s election, with a designated representative of Lessee present, during the construction of the Lessee Improvements have access to the Premises to monitor the progress of construction, but Lessor shall have no obligation to verify Lessee’s work or compliance with Lessee’s obligations herein; provided however, that such access shall not unreasonably interfere with the activities of Lessee or its contractors

(d) Lessee acknowledges that Lessor shall cause a notice of non-responsibility to be posted at the Premises and Lessor shall cause a notice of non-responsibility to be recorded in the Santa Clara County public records related to Lessee’s Improvements.

(e) Lessee and its general contractor shall provide Lessor with evidence of general liability insurance in the amount of not less than Two Million Dollars ($2,000,000) naming Lessor as an additional insured by endorsement prior to Lessee starting any work at the Premises and prior to taking possession of the Premises.

(f) Lessee shall, within sixty (60) days after final inspection of the Lessee Improvements provide Lessor with one complete set of all “as-built” drawings from the architect, civil engineer, plumber, mechanical and electrical contractors as blue line drawings and one set of “as-built” Auto-Cad diskettes from each trade.

(g) In addition to Lessee’s indemnity obligations set forth in Section 38 of the Lease, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, reasonable attorneys’ fees, investigation costs or liabilities to the extent arising out of Lessee or Lessee’s Agent’s design, contracting, construction, and completion of the Lessee Improvements at the Premises and any act or omission to act of Lessee or Lessee’s Agents with respect to the design, contracting, construction, and completion of the Lessee Improvements the Premises. It is understood that Lessee is and shall be in control and possession of the Premises effective on the date this Lease is signed by Lessee and Lessor and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part as a result of acts or omissions of Lessee or Lessee’s Agents thereof except as caused by the sole negligence or willful misconduct by Lessor or Lessor’s Agents. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the term of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee’s covenants set forth in this Lease.

2.1 Acceptance Of Premises And Covenants To Surrender: Lessee accepts the Premises in an “AS IS” condition and “AS IS” state of repair, subject to Lessor’s representation that the Premises are in good order and repair. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. “Good Condition and Repair” shall generally mean that the Premiese are in the condition that one would expect the Premises to be in, if throughout the Lease Term Lessee (i) uses and maintains the Premises in a commercially reasonable manner and in an accordance with the requirements of this Lease and (ii) makes all Required Replacements. “Required Replacements” are the replacements to worn-out equipment, fixtures. and improvements that a commercially reasonable owner-user would make. All of the following shall be in Good Condition and Repair: (i) the interior walls and floors of all offices and other interior areas, (ii) all suspended ceilings and any carpeting shall be clean and in good condition, (iii) all glazing, windows, doors and door closures, plate glass, and (iv) all electrical systems including light fixtures and ballasts. plumbing, and temperature control systems. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee’s abandoned property. If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from my delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay. Lessor will provide a 90 day warranty for operating systems and roof membrane other than repairs required as a result of actions of Lessee and/or Lessee’s Agents.

3. Uses Prohibited: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee’s use of materials which are incidental to the normal, day-to-day operations of any office user, such as copier fluids, cleaning materials, etc., but this does not relieve Lessee of any of its obligations not to contaminate the Premises and related real property or violate any Hazardous Materials Laws.

4. Alterations And Additions: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises. or any part thereof, without the express, advance written consent of Lessor; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Notwithstanding the move, Lessee shall not be required to remove initial Tenant Improvements approved by Lessor. All initial Tenant Improvements belong to the Lessee until the end of the Lease Term, at which time they become the Lessor’s property. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting. or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee’s improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements, all related equipment, and any additions or alterations installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of the tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will use its best efforts to notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease.

5. Maintenance Of Premises:

(a) Lessee shall at its sole cost and expense keep, repair, and maintain the interior of the Premises in Good Condition and Repair, including, but not limited to, the interior walls and floors of all offices and other interior areas, doors and door closures, all lighting systems, temperature control systems, and plumbing systems, including any Required Replacements. Lessee shall provide interior and exterior window washing as needed.

(b) Lessor shall, at Lessee’s expense, keep, repair, and maintain in Good Condition and Repair including replacements (based on a pro-rata share of (i) costs based on square footage or (ii) costs directly related to Lessee’s use of the Premises) the following, which shall be included in the monthly CAC:

1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, and painting of exterior walls. The parking lot to receive a finish coat every five to seven years.

2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties.

3. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery, irrigation parts, and landscaping at the Premises.

4. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris, and trimming overhanging trees, repair of the roof and application of a finish coat every five years to the building at the Premises.

5. Exterior pest control.

6. Fire monitoring services.

7. Parking lot sweeping.

Replacement of capital items such as roof membrane, major HVAC components or parking lot repavement will be amortized over the actual useful life at a reasonable rate, to the extent not covered by CAC allowance.

(c) Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

(d) Lessor shall be responsible for the repair of any structural defects in the Premises including the floor slabs, roof structure (not membrane), exterior walls and foundation during the Lease Term.

6. Insurance:

A) Hazard Insurance: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a fire and extended coverage insurance policy. Lessee shall comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and extended coverage insurance, covering the Premises. Lessor shall, at Lessee’s sole cost and expense, purchase and keep in force fire and extended coverage insurance, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises, as determined by Lessor, with proceeds payable to Lessor. In the event of a loss per the insurance provisions of this paragraph. Lessee shall be responsible for deductibles up to a maximum of $5,000 per occurrence. Lessee acknowledges that the insurance referenced in this paragraph does not include coverage for Lessee’s personal property.

B) Loss of Rents Insurance: Lessor shall, at Lessee’s sole cost and expense, purchase and maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing within sixty (60) days of the date of the loss or on the date of loss if reasonably available for the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor (“Loss of Rents Insurance”).

C) Liability and Property Damage Insurance: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor’s Agents for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor’s Agents exempt and harmless from any damage or injury to any person, or to the goods, wares, and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall, at Lessee’s sole cost and expense, purchase and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00) and Lessee’s insurance shall be primary. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee’s use and occupancy of the said Premises.

D) Personal Property Insurance: Lessee shall obtain, at Lessee’s sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee.

All insurance, policies required in 6 C) and 6 D) above shall: (i) provide for a certificate of insurance evidencing the insurance required herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided 30 days prior to the expiration date of such coverage, (ii) be in a form reasonably satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be carried with companies with a Best Rating of A minimum, (iv) specifically provide that such policies shall not be subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor, (v) name Lessor, Lessor’s lender, and any other party with an insurable interest in the Premises as additional insureds by endorsement to policy, and (vi) shall be primary.

Lessee agrees to pay to Lessor, as additional Rent, on demand, the full cost of the insurance polices referenced in 6 A) and 6 B) above as evidenced by insurance billings to Lessor which shall be included in the CAC. If Lessee does not occupy the entire Premises, the insurance premiums shall be allocated to the portion of the Premises occupied by Lessee on a pro-rata square footage or other equitable basis, as determined by Lessor. It is agreed that Lessee’s obligation under this paragraph shall be prorated to the reflect the Commencement Date and the end of the Lease Term.

Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk covered by fire and extended coverage insurance and those risks required to be covered under Lessee’s personal property insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be.

7. Abandonment: Lessee shall not vacate or abandon the Premises at any time during the Lease Term; and if Lessee shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

8. Free From Liens: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $5,000.

9. Compliance With Governmental Regulations: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use and occupancy of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force. Lessor represents that building may be occupied in its “as is” condition but Lessee will be obligated for all modifications required by the various government authorities as a result of Lessee’s modifications.

10. Intentionally Omitted.

11. Advertisements And Signs: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to be placed upon the Premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee’s expense.

12. Utilities: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, PG&E and telephone site service or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessor and Lessee agree that Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Premises.

13. Attorney’s Fees: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney’s fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term “Prevailing Party” shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.1 Default: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee except as provided in Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee: provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion: d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets or Lessee’s interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease.

14.2 Surrender Of Lease: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law, As used in (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of Wells Fargo’s prime rate plus two percent (2%) per annum. As used in (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent ( I%).

14.3 Right of Entry and Removal: In the event of any such default by Lessee. Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 Abandonment: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law. and Lessor does not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 No Implied Termination: No re-entry or taking possession of the Premises by Lessor pursuant to Section 14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any rime after such reletting elect to terminate this Lease for any such default.

15. Surrender Of Lease: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16. Taxes: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called “Tax” or “Taxes”) which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term “Environmental Surcharge” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises which occurs on an areawide basis and is not related directly to the Premises. The term “Tax” shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee’s business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee’s equipment, furniture. fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section 16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon Lessor. If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee’s obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square or other or other equitable basis, as determined by Lessor. Taxes billed by Lessor to Lessee shall be included in the monthly CAC.

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee’s covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee’s right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor’s option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee’s own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys’ fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor’s right to contest any Tax at Lessor’s expense.

17. Notices: Unless otherwise provided for in this Lease, any and all written notices or other communication (the “Communication”) to be given in connection with this Lease shall be given in writing and shall be even by personal delivery, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a) to the Lessor at:	10050 Bandley Drive Cupertino, California 95014

Attention: Carl E. Berg
Fax No: (408) 725-1626

(b)	to the Lessee at:	450 National Ave.
Mountain View, California
Attention: Jonathan Spira, CFO
Fax No:

or such other addresses, facsimile number or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile transmission, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.

18. Entry By Lessor: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times using the minimum amount of interference and inconvenience to Lessee and Lessee’s business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building. including the erection and maintenance of such scaffolding. canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents. at any time within ninety (90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary “For Sale” or “For Lease” signs and exhibit the Premises to prospective tenants at reasonable hours.

19. Destruction of Premises: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor’s property insurance, Lessor shall forthwith repair the same, provided such repairs can be made within two hundred seventy (270) days after the date of damage, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. In the event that Lessor’s reasonable estimate of the time necessary to fully repair the Premises would exceed two hundred and seventy (270) days from the date of damage, Lessee or Lessor may elect to terminate this Lease upon written notice to Lessor or Lessee. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the subject Premises may be situated is destroyed to an extent greater than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof as reasonably estimated by Lessor’s contractor, Lessor or Lessee may, at its option, elect to terminate this Lease, whether the subject Premises is insured or not. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds including any deductible amount paid by Lessee. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject Premises.

20. Assignment And Subletting: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. Notwithstanding Lessor’s obligation to provide reasonable approval, Lessor reserves the right to withhold its consent for any proposed sublessee or assignee of Lessee if the proposed sublessee or assignee is a user or generator of Hazardous Materials. If Lessee desires to assign its rights under this Lease or to sublet, all or a portion of the subject Premises to a party other than a bona fide subsidiary or affiliate of Lessee, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor shall have the right of first refusal to enter into a direct Lessor-lessee relationship with such party under such proposed terms and conditions, in which event Lessee shall be relieved of its obligations hereunder to the extent of the Lessor-lessee relationship entered into between Lessor and such third party. Notwithstanding the foregoing. Lessee may assign this Lease to a successor in interest. whether by merger acquisition or sale of stock, provided there is no substantial reduction in the net worth of the resulting entity and the resulting entity is not a user or generator of Hazardous Materials. Whether or not Lessor’s consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee. Lessor may proceed directly against the original Lessee hereunder and or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

21. Condemnation: If any party of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the party so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

22. Effects Of Conveyance: The term “Lessor” as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building. Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

13. Subordination: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee’s right to quiet possession of the Premises shall not be disturbed or effected by any subordination. As a condition to Lessee’s obligation to subordinate this lease, Lessor shall obtain from any existing or future deed of trust holders a non-disturbance agreement recognizing Lessee’s rights to remain in possession provided it is not in default hereunder.

24. Waiver: The waiver by Lessor or Lessee of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee’s breach of any term, covenant, or condition of the Lease.

25. Holding Over: Any holding over after the end of the Lease Term requires Lessor’s written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in Section 2.1 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

26. Lessor’s Liability: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor’s interest in the Premises and neither Lessor or any of its partners shall be liable personally for any deficiency.

27. Estoppel Certificates: Lessee shall at any time during the Lease Term, upon not less than ten (10) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee’s failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor’s performance.

28. Time: Time is of the essence of the Lease.

29. Captions: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. Party Names: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. Earthquake Insurance: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, which shall be included in the monthly CAC, an amount not to exceed Fourteen Thousand Five Hundred Sixty ($14,560) per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor as determined in the sole and absolute discretion of Lessor.

32. Habitual Default: Notwithstanding anything to the contrary contained in Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for two or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33. Hazardous Materials

33.1 Definitions: As used in this Lease, the following terms shall have the following meaning:

a. The term “Hazardous Materials” shall mean (i) polychlorinated biphenyls; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of “hazardous substance” “hazardous water”, “hazardous material”, “extremely hazardous waste”, “restricted hazardous waste” under Section 25115. 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as “hazardous material”, “hazardous substance”, or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25181 of the California Health and Safety Code, Division 201, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum. (vi) asbestos, (vii) listed under Article 9 or defined as “hazardous” or “extremely hazardous” pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C.1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C.1317), (ix) defined as a “hazardous waste”, pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act. 156 U.S.C. 2601 et seq.

b. The term “Hazardous Materials Laws” shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

c. The term “Lessor’s Agents” shall mean Lessor’s agents, representatives, employees, contractors, subcontractors, directors, officers and partners.

d. The term “Lessee’s Agents” shall mean Lessee’s agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 Lessee’s Right to Investigate: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee’s employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

33.3 Lessor’s Representations: Lessor hereby represents and warrants to the best of Lessor’s knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws.

33.4 Lessee’s Obligation to Indemnify: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor’s Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:

a. Lessee’s or Lessee’s Agents’ use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or

b. Lessee’s or Lessee’s Agents failure to comply with Hazardous Material laws; or

c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee’s Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee’s Agents.

The cost and expenses indemnified against include, but are not limited to the following:

i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;

ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney’s fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 Lessee’s Obligation to Remediate Contamination: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises caused by Lessee or Lessee’s agents by Hazardous Materials during the Lease Term.

33.6 Obligation to Notify: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 Survival: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

33.8 Certification and Closure: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee’s knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee’s obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall comply at its sole cost and expense with the requirements of the closure plan and furnish to Lessor a copy of such plan.

33.9 Prior Hazardous Materials: Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to any Hazardous Material or wastes discovered on the Premises, except as a result of Environmental Surcharges, which were not introduced into, in, on, about, from or under the Premises during the Lease Term or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee’s Agents.

34. Brokers: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease other than Cornish & Carey (“C&C”) and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than C&C. Lessor shall at its sole cost and expense pay the brokerage commission per Lessor’s standard commission schedule to C&C in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than C&C and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

35. [reserved]

36. Approvals: Whenever in this Lease the Lessor’s or Lessee’s consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. Authority: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party’s approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

38. Indemnification of Lessor: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor’s Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney’s fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee’s Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee’s Agents. It is understood that

Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee’s covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee’s part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

39. Successors And Assigns: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

40. Miscellaneous Provisions: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

41. Choice of Law: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

42. Entire Agreement: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

In Witness Whereof, Lessor and Lessee have executed this Lease, the day and year first above written.

Lessor Mission West Properties, P.P.I Mission West Properties, Inc.		Lessee NoWonder, Inc.

By:	/s/ Carl E. Berg	By:	/s/ Jonathan Spira

signature of authorized representative		signature of authorized representative

Carl E. Berg		Jonathan Spira

printed name		printed name

President		Chief Financial Officer

President		title

25 February 2000		22 February 2000

date		date

EXHIBIT “B”

DESCRIPTION OF SUBLEASE PREMISES

[To Be Attached]

FIRST AMENDMENT TO SUBLEASE

This FIRST AMENDMENT TO SUBLEASE (“First Amendment”) is made and entered into this twelfth day of February, 2002, by and between ePeople, Inc., a Delaware corporation, formerly known as NoWonder, Inc., a Delaware corporation (herein called “Sublandlord”) and NetLogic Microsystems, Inc., a Delaware corporation (herein called “Subtenant”).

RECITALS

A. Misson West Properties, L.P.I. as Master Lessor, and Sublandlord, as tenant, have made and entered into that certain lease agreement dated February 22, 2000 (the “Master Lease”), respecting the office Building (the “Building”) located at 450 National Avenue, Mountain View, California, consisting of approximately 34,949 rentable square feet (the “Premises”) as more particularly described in the Master Lease (the “Master Leased Premises”);

B. Sublandlord and Subtenant have made and entered into that certain Sublease dated July 28, 2000 (“Sublease”), with the consent of Master Lessor, for the sublease by Subtenant of those certain premises consisting of 8,607 rentable square feet as more particularly described in the Sublease (the “Subleased Premises”); and

C. Sublandlord and Subtenant desire to enter into this First Amendment to amend the Sublease to extend the term of the Sublease; to decrease the rent under the Sublease, to provide for an option to extend the term of the Sublease; to modify the existing monument sign in front of the Building to include Subtenant’s name; and to agree upon certain other and related matters upon the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter set forth, Sublandlord and Subtenant agree to amend the Sublease as follows:

1. Extension of Sublease Term. At the expiration of the Sublease Term as set forth in Paragraph 2(a) of the Sublease, the term shall be extended for an additional term of twelve (12) months beginning March 1, 2002 and expiring February 28, 2003 (the “Renewal Term”).

2. Monthly Base Rent. Commencing on March 1, 2002, the Monthly Base Rent for the Renewal Term shall be Seventeen Thousand Two Hundred Fourteen and No/100 Dollars ($17,214.00) per month for each month of the Renewal Term.

3. Option to Extend. Subtenant shall have the option to extend the term of this Sublease beyond the expiration of the Renewal Term for one (1) additional period of six (6) months, beginning March 1, 2003 and expiring August 31, 2003, subject to the consent of the Master Lessor (“Extended Term”); provided, that (a) Sublandlord receives written notice from Subtenant of its intent to exercise its option to extend not less than ninety (90) days prior to the expiration of the Renewal Term, and (b) Subtenant is not in default when exercising its option to extend or when the Extended Term commences. The terms of the Extended Term shall be in accordance with all of the terms and conditions of the Sublease, except that the Monthly Base Rent for such Extended Term shall be equal to the then-current Rent paid by Sublandlord under the terms and conditions of the Master Lease.

4. Security Deposit. The Security Deposit as required under the Sublease shall be reduced as follows: the Security Deposit shall be in the amount of Fifty-one Thousand Six Hundred Forty-two

Dollars ($51:642) (the “Reduced Security Deposit”). The difference between the Security Deposit and the Reduced Security Deposit shall be refunded to Subtenant promptly upon commencement of the Renewal Term.

5. Signage. Subject to the terms and conditions of the Sublease and the Master Lease, Subtenant, at its sole cost and expense, shall be entitled to modify the existing monument sign in front of the Building to include Subtenant’s name with Sublandlord’s name; provided, however, that the location, size, style, design, quality and installation method of such signage must be reviewed and approved in writing by the Sublandlord and the Master Lessor prior to installation. Subtenant shall secure all permits necessary for the installation of such signage at its sole cost and expense. Subtenant shall, upon expiration or earlier termination of this Sublease, at Subtenant’s sole cost and expense, restore the monument sign to the condition existing prior to Subtenant’s modification and repair any damage caused thereby, all to Sublandlord’s reasonable satisfaction, and if not so removed by Subtenant, then Sublandlord may have the same restored at Subtenant’s expense.

6. Miscellaneous.

a. Except as hereby modified and amended, all other terms, provisions, covenants and conditions of the Sublease shall remain unmodified and in full force and effect.

b. All capitalized terms not set forth herein shall have the meaning set forth in the Sublease.

c. This First Amendment is expressly conditioned upon the written consent of the Master Lessor.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first hereinabove set forth.

“SUBLANDLORD” ePeople, Inc. a Delaware corporation

By:	/s/ ANTHONY LYE

Its:	President & CEO

“SUBTENANT” NetLogic Microsystems, Inc. a Delaware corporation

By:	/s/ RON JANKOV

Its:	President & CEO

SECOND AMENDMENT TO SUBLEASE

This SECOND AMENDMENT TO SUBLEASE (“Second Amendment”) is made and entered into this 19th day of July, 2002, by and between ePeople, Inc., a Delaware corporation, formerly known as NoWonder, Inc., a Delaware corporation (herein called “Sublandlord”) and NetLogic Microsystems, Inc., a Delaware corporation (herein called “Subtenant”).

RECITALS

A. Misson West Properties, L.P.I. as Master Lessor, and Sublandlord, as tenant, have made and entered into that certain lease agreement dated February 22, 2000 (the “Master Lease”), respecting the office Building (the “Building”) located at 450 National Avenue, Mountain View California, consisting of approximately 34,949 rentable square feet (the “Premises”) as more particularly described in the Master Lease (the “Master Leased Premises”);

B. Sublandlord and Subtenant have made and entered into that certain Sublease dated July 28, 2000 (“Sublease”), with the consent of Master Lessor, for the sublease by Subtenant of those certain premises consisting of 8,607 rentable square feet as more particularly described in the Sublease (the “Subleased Premises”); and

C. Sublandlord and Subtenant have made and entered into that certain First Amendment to Sublease dated February 12, 2002, to amend the Sublease to extend the term of the Sublease; to decrease the rent under the Sublease, to provide for an option to extend the term of the Sublease; to modify the existing monument sign in front of the Building to include Subtenant’s name; and to agree upon certain other and related matters upon the terms and conditions hereinafter set forth; and

D. Sublandlord and Subtenant desire to enter into this Second Amendment to amend the Sublease to increase the rentable square feet under the Sublease, and to increase the related Monthly Base Rent.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter set forth, Sublandlord and Subtenant agree to amend the Sublease as follows:

1. Rentable Square Feet. As of July 22, 2002, the Sublease Premises shall be increased by 2,140 as outlined on the attached floor plan.

2. Monthly Base Rent. Commencing on July 22, 2002, the Monthly Base Rent for the Renewal Term shall be Seventeen Thousand Two Hundred Fourteen and No/100 Dollars ($21,494.00) per month for each month of the Renewal Term. The Monthly Base Rent for the month of July 2002 shall be $18,594.65.

3. Miscellaneous.

a. Except as hereby modified and amended, all other terms, provisions, covenants and conditions of the Sublease and the First Amendment to the Sublease shall remain unmodified and in full force and effect.

b. All capitalized terms not set forth herein shall have the meaning set forth in the Sublease and the First Sublease.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first hereinabove set forth.

“SUBLANDLORD” ePeople, Inc. a Delaware corporation

By:	/s/ ANTHONY LYE

Its:

“SUBTENANT” NetLogic Microsystems, Inc. a Delaware corporation

By:	/s/ RON JANKOV

Its:	CEO

THIRD AMENDMENT TO SUBLEASE

This THIRD AMENDMENT TO SUBLEASE (“Second Amendment”) is made and entered into this 20th day of December, 2002, by and between ePeople, Inc., a Delaware corporation, formerly known as NoWonder, Inc., a Delaware corporation (herein called “Sublandlord”) and NetLogic Microsystems, Inc., a Delaware corporation (herein called “Subtenant”).

RECITALS

A. Misson West Properties, L.P.I. as Master Lessor, and Sublandlord, as tenant, have made and entered into that certain lease agreement dated February 22, 2000 (the “Master Lease”), respecting the office Building (the “Building”) located at 450 National Avenue, Mountain View, California, consisting of approximately 34,949 rentable square feet (the “Premises”) as more particularly described in the Master Lease (the “Master Leased Premises”);

B. Sublandlord and Subtenant have made and entered into that certain Sublease dated July 28, 2000 (“Sublease”), with the consent of Master Lessor, for the sublease by Subtenant of those certain premises consisting of 8,607 rentable square feet as more particularly described in the Sublease (the “Subleased Premises”); and

C. Sublandlord and Subtenant have made and entered into that certain First Amendment to Sublease dated February 12, 2002, to amend the Sublease to extend the term of the Sublease; to decrease the rent under the Sublease, to provide for an option to extend the term of the Sublease; to modify the existing monument sign in front of the Building to include Subtenant’s name; and to agree upon certain other and related matters; and

D. Sublandlord and Subtenant have made and entered into that certain Second Amendment to Sublease dated July 19, 2002, to amend the Sublease to increase the rentable square feet under the Sublease, and to increase the related Monthly Base Rent; and

E. Sublandlord and Subtenant desire to enter into this Third Amendment to amend the Sublease to extend the term of the Sublease; to decrease the rental rate under the Sublease; to increase the rentable square feet under the Sublease; to appropriately adjust the related Monthly Base Rent; and to agree upon certain other and related matters.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter set forth, Sublandlord and Subtenant agree to amend the Sublease as follows:

1. Extension of Sublease Term. At the expiration of the Sublease Term as set forth in Paragraph 1 of the First Amendment to Sublease dated February 12, 2002, the term shall be extended for an additional term of twelve (12) months beginning March 1, 2003 and expiring February 28, 2004 (the “Renewal Term”).

2. Rental Rate. Beginning March 1, 2003, the rental rate per square foot shall be decreased to $1.00 per square foot per month for the Sublease Premises (the “Rental Rate”). The Rental Rate excludes the Subtenant’s portion of utilities and other common charges that shall be billed at least quarterly based on Subtenant’s proportionate occupation of the Premises, which will be 38.5%.

3. Rentable Square Feet. As of March 1, 2003, the beginning of the Renewal Term, the Sublease Premises shall be increased by 2,713 square feet as outlined on the attached floor plan, for a total of approximately 13,460 rentable square feet.

4. Monthly Base Rent. Commencing on March 1, 2003, the Monthly Base Rent for the Renewal Term shall be thirteen thousand four hundred sixty dollars ($13,460.00) per month.

5. Other Matters. Sublandlord and Subtenant agree to the following other and related matters:

a.	As of the beginning of the Renewal Term, Sublandlord will allow Subtenant additional space in the server room in the amount of 54 x 64 x 82 (depth x width x height) inches. Sublandlord and Subtenant acknowledge that the proper operation of the server room is dependent upon the ability to keep the air temperature at certain levels. Should the increase in additional space allowed under this Section 5(a) endanger the proper operation of Sublandlord equipment in the server room, Subtenant and Sublandlord agree to use commercially reasonable efforts to remedy the situation within 5 working days of identification of the problem. If no commercially reasonable remedies can be found, Subtenant acknowledges that this Section 5(a) can be revoked by Sublandlord with 5 days written notice, and Sublandlord will have no further obligation to Subtenant with respect to this Section 5(a) or with respect to Section 5(b) immediately below.

b.	In connection with Section 5(a) immediately above, Subtenant shall be liable for any and all costs associated with any additional electrical requirements needed for the additional space in the server room. Subtenant shall provide Sublandlord with a request for any additional electrical changes to the server room to accommodate the rights granted under Section 5(a). Upon receipt, Sublandlord shall have two (2) business days to approve the request. If Sublandlord fails to respond within two (2) business days, the request shall be deemed approved. If Subtenant rejects the plans as commercially unreasonable, Sublandlord and Subtenant will meet within two (2) business days to develop commercially reasonable plans to accommodate the additional space requirements discussed in Section 5(a) immediately above. Sublandlord reserves the right to revoke Section 5(a) immediately above and this Section 5(b) if Subtenant fails to meet any of the terms of this Section 5(b). Upon approval of the request from Subtenant, Sublandlord shall enter into commercially reasonable agreements, as necessary, with contractors to perform the work described in this section.

c.	As of the beginning of the Renewal Term, or sooner, Sublandlord will relocate its arcade equipment to a location that reasonably lessens the disturbance caused by the noise generated by said arcade equipment.

d.	As part of the increase in Rentable Square Feet as described in Section 3 above, Sublandlord shall provide space partitions of a quality of at least the current cube furniture installed in the Premises.

6. Miscellaneous.

a.	Except as hereby modified and amended, all other terms, provisions, covenants and conditions of the Sublease and the First and Second Amendment to the Sublease shall remain unmodified and in full force and effect.

b.	All capitalized terms not set forth herein shall have the meaning set forth in the Sublease and the First and Second Amendment to the Sublease.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first hereinabove set forth.

“SUBLANDLORD” ePeople, Inc. a Delaware corporation

By:	/s/ ANTHONY LYE

Its:	President & CEO

“SUBTENANT” NetLogic Microsystems, Inc. a Delaware corporation

By:	/s/ RON JANKOV

Its:	CEO

FOURTH AMENDMENT TO SUBLEASE

This FOURTH AMENDMENT TO SUBLEASE (“the Fourth Amendment”) is made and entered into this 1st day of November, 2003, by and between ePeople, Inc., a Delaware corporation, formerly known as Nowonder, Inc., a Delaware corporation (herein called “Sublandlord”) and NetLogic Microsystems, Inc., a Delaware corporation (herein called “Subtenant”).

RECITALS

A. Misson West Properties, L.P.I. as Master Lessor, and Sublandlord, as tenant, have made and entered into that certain lease agreement dated February 22, 2000 (the “Master Lease”), respecting the office Building (the “Building”) located at 450 National Avenue, Mountain View, California, consisting of approximately 34,949 rentable square feet (the “Premises”) as more particularly described in the Master Lease (the “Master Leased Premises”);

B. Sublandlord and Subtenant have made and entered into that certain Sublease dated July 28, 2000 (“Sublease”), with the consent of Master Lessor, for the sublease by Subtenant of those certain premises consisting of 8,607 rentable square feet as more particularly described in the Sublease (the “Subleased Premises”); and

C. Sublandlord and Subtenant have made and entered into that certain First Amendment to Sublease dated February 12, 2002 (“the First Amendment”), to amend the Sublease to extend the term of the Sublease; to decrease the rent under the Sublease, to provide for an option to extend the term of the Sublease; to modify the existing monument sign in front of the Building to include Subtenant’s name; and to agree upon certain other and related matters; and

D. Sublandlord and Subtenant have made and entered into that certain Second Amendment to Sublease dated July 19, 2002 (“the Second Amendment”), to amend the Sublease to increase the rentable square feet under the Sublease, and to increase the related Monthly Base Rent; and

E. Sublandlord and Subtenant have made and entered into that certain Third Amendment to Sublease dated December 20, 2002 (“the Third Amendment”), to amend the Sublease to increase the rentable square feet under the Sublease, and to increase the related Monthly Base Rent;

F. Sublandlord and Subtenant desire to enter into this Fourth Amendment to amend the Sublease to extend the term of the Sublease; to increase the rentable square feet under the Sublease; to appropriately adjust the related Monthly Base Rent; and to agree upon certain other and related matters.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter set forth, Sublandlord and Subtenant agree to amend the Sublease as follows:

1. Extension of Sublease Term. At the expiration of the Sublease Term as set forth in Paragraph 1 of the First Amendment and amended in the Third Amendment, the term shall be extended to expire on March 31,2004 (the “Renewal Term”).

2. Rental Rate. The rental rate per square foot shall remain at $1.00 per square foot per month for the Sublease Premises (the “Rental Rate”). The Rental Rate excludes the Subtenant’s portion of utilities and other common charges that shall be billed at least quarterly based on Subtenant’s proportionate occupation of the Premises, which will be approximately 43.7%.

3. Rentable Square Feet. As of November 1, 2003, the beginning of the Renewal Term, the Sublease Premises shall be increased by approximately 1840 square feet as outlined on the attached floor plan, for a total of approximately 15,295 rentable square feet.

4. Monthly Base Rent. Commencing on March 1, 2003, the Monthly Base Rent for the Renewal Term shall be Fifteen Thousand Two Hundred Ninety Five ($15,295.00) per month.

5. Miscellaneous.

a.	Except as hereby modified and amended, all other terms, provisions, covenants and conditions of the Sublease and the First, Second and Third Amendments shall remain unmodified and in full force and effect.

b.	All capitalized terms not set forth herein shall have the meaning set forth in the Sublease and the First, Second and Third Amendments.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first hereinabove set forth.

“SUBLANDLORD” ePeople, Inc. a Delaware corporation

By:	/s/ ANTHONY LYE

Its:	President & CEO

“SUBTENANT” NetLogic Microsystems, Inc. a Delaware corporation

By:	/s/ IBRAHIM KORGAv

Its:	Sr. Vice President

FIFTH AMENDMENT TO SUBLEASE

This FIFTH AMENDMENT TO SUBLEASE (“the Fifth Amendment”) is made and entered into this 11th day of March, 2004, by and between ePeopIe, Inc., a Delaware corporation, formerly known as NoWonder, Inc., a Delaware corporation (herein called “Sublandlord”) and NetLogic Microsystems, Inc., a Delaware corporation (herein called “Subtenant”).

RECITALS

A. Misson West Properties, L.P.1. as Master Lessor, and Sublandlord, as tenant, have made and entered into that certain lease agreement dated February 22, 2000 (the “Master Lease”), respecting the office Building (the “Building”) located at 450 National Avenue, Mountain View, California, consisting of approximately 34,949 rentable square feet (the “Premises”) as more particularly described in the Master Lease (the “Master Leased Premises”);

B. Sublandlord and Subtenant have made and entered into that certain Sublease dated July 28, 2000 (“Sublease”),with the consent of Master Lessor, for the sublease by Subtenant of those certain premises consisting of 8,607 rentable square feet as more particularly described in the Sublease (the “Subleased Premises”); and

C. Sublandlord and Subtenant have made and entered into that certain First Amendment to Sublease dated February 12, 2002 (“the First Amendment”), to amend the Sublease to extend the term of the Sublease; to decrease the rent under the Sublease, to provide for an option to extend the term of the Sublease; to modify the existing monument sign in front of the Building to include Subtenant’s name; and to agree upon certain other and related matters; and

D. Sublandlord and Subtenant have made and entered into that certain Second Amendment to Sublease dated July 19, 2002 (“the Second Amendment”), to amend the Sublease to increase the rentable square feet under the Sublease, and to increase the related Monthly Base Rent; and

E. Sublandlord and Subtenant have made and entered into that certain Third Amendment to Sublease dated December 20, 2002 (“the Third Amendment”), to amend the Sublease to increase the rentable square feet under the Sublease, and to increase the related Monthly Base Rent;

F. Sublandlord and Subtenant have made and entered into that certain Fourth Amendment to Sublease dated November 1, 2003 (“the Fourth Amendment”), to amend the Sublease to increase the rentable square feet under the Sublease, and to increase the related Monthly Base Rent;

G. Sublandlord and Subtenant desire to enter into this Fifth Amendment to amend the Sublease to extend the term of the Sublease; to amend to increase the Monthly Base Rent based on the Holdover provisions in paragraph 25 of the Master Lease; and to agree upon certain other and related matters.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions hereinafter set forth, Sublandlord and Subtenant agree to amend the Sublease as follows:

1. Extension of Sublease Term. At the expiration of the Sublease Term as set forth in Paragraph 1 of the Fourth Amendment, the term shall be extended to expire on May 31, 2004 (the “Renewal Term”).

2. Rental Rate. The rental rate per square foot shall increase to $1.50 per square foot per month for the Sublease Premises (the “Rental Rate”). The Rental Rate excludes the Subtenant’s portion of utilities and other common charges that shall be billed at least quarterly based on Subtenant’s proportionate occupation of the Premises, which will remain at 43.7%.

3. Monthly Base Rent. Commencing on April 1, 2004, the Monthly Base Rent for the Renewal Term shall be twenty-two thousand nine hundred forty two dollars and fifty cents ($22,942.50) per month.

4. Option to Extend. Subtenant shall have the option to extend the term of this Sublease beyond the expiration of the Renewal Term for one (1) additional period of one (1) month, beginning on June 1, 2004 and expiring on June 30, 2004, subject to the consent of the Master Lessor (“Extended Term”); provided, that (a) Sublandlord receives written notice from Subtenant of its intent to exercise its option to extend by May 10, 2004, and (b) Subtenant is not in default when exercising its options to extend or when the Renewal Term commences. The terms of the Renewal Term shall be in accordance with all of the terms and conditions of the Sublease and at the rate specified in paragraph 2 above.

5. Miscellaneous.

a.	Except as hereby modified and amended, all other terms, provisions, covenants and conditions of the Sublease and the First, Second, Third and Fourth Amendments shall remain unmodified and in full force and effect.

b.	All capitalized terms not set forth herein shall have the meaning set forth in the Sublease and the First, Second and Third Amendments.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first hereinabove set forth.

“SUBLANDLORD”

ePeople, Inc. a Delaware corporation

By:	/s/ SCOTT MURCRAY

Scott Murcray
Its:	Director of Finance

“SUBTENANT”

NetLogic Microsystems, Inc. a Delaware corporation

By:	/s/ RON JANKOV

Its:	CEO